SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement
|_|   Definitive Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                      ADVANCED PLANT PHARMACEUTICALS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                      ADVANCED PLANT PHARMACEUTICALS, INC.
                               43 West 33rd Street
                            New York, New York 10001
                                 (212) 695-3334


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                              New York, New York
                                                              *, 2005

            This information statement has been mailed on or about *, 2005 to the stockholders of record on *, 2005 (the "Record Date") of Advanced Plant Pharmaceuticals, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of May 24, 2005. The actions to be taken pursuant to the written consent shall be taken on or about *, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                            By Order of the Board of Directors,

                                            /s/ David Lieberman
                                            Chairman of the Board

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

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MAY 24, 2005

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated May 24, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2005:

      1. The Company will effect a one-for-15 reverse-split of the Company's common stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 880,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

      Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 24, 2005 have voted in favor of the foregoing proposals by resolution dated May 24, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.


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

                            ONE FOR 15 REVERSE SPLIT

      On May 24, 2005, the majority stockholders of the Company authorized a reverse stock split pursuant to which each 15 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of common stock (the "New Shares"). The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock, which may be issued.

      The one for 15 reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 15 for 1. The authorized number of shares of common stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have 827,572,800 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares shall be issued. Any shareholder who beneficially owns a fractional share of the Company's common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 786,407,996 to approximately 52,427,199 and the Company's stated capital will be reduced by approximately $513,785 and its additional paid-in capital will be increased by approximately $513,785.

      In addition, commencing with the effective date of the reverse stock split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, one-fifteenth of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options will be increased fivefold.

      Under the Delaware General Corporation Law, the state in which the Company is incorporated, the reverse stock split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

      The Company believes that the Federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

      (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

      (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.


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

      (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

      (iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

      (v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

            The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

            The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding beneficial ownership of our common stock as of June 14, 2005

      o by each person who is known by us to beneficially own more than 5% of our common stock;
      o     by each of our officers and directors; and
      o     by all of our officers and directors as a group.

Name and Address                       Amount and Nature                              Percent of Class
Of Beneficial                          of Beneficial Ownership
Owner                                  Common           Preferred                  Common(1)        Preferred(2)
--------------------------             -----------      -----------                -----------      ---------
David Lieberman(3)                      42,000,000        2,500,000                 5.34%            50.00%
C.J. Lieberman                          25,000,000        2,500,000                 3.17%            50.00%

All Executive Officers                  42,000,000        2,500,000                 5.34%            50.00%
and Directors as a Group  (1 person)

--------------------------------------

* Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Advanced Plant Pharmaceuticals, Inc., 43 West 33rd Street, New York, New York 10001.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 14, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 786,407,996 shares of common stock outstanding with respect to the common stock and 2,500,000 with respect to the preferred stock.

(3) Officer and director of the Company.


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

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to David Lieberman, Chairman, Advanced Plant Pharmaceuticals, Inc., 43 West 33rd Street, New York, New York 10001; (212) 695-3334.

                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Certificate of Incorporation


                                       By Order of the Board of Directors,

                                       /s/ David Lieberman

                                       David Lieberman
                                       Chairman of the Board

New York, New York
*, 2005


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

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ADVANCED PLANT PHARMACEUTICALS, INC.

      The undersigned, being the President and Secretary of ADVANCED PLANT PHARMACEUTICALS, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The certificate of incorporation of the Corporation is hereby amended by inserting Article Fourth, Section B, as follows:

            (b) Upon effectiveness of a one-for-15 reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from _________ prior to the reverse split to ____________ following the reverse stock split. No fractional shares shall be issued. Any shareholder who beneficially owns a fractional share of the Corporation's common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

      2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by David Lieberman, its President and Secretary, this ___ day of ________, 200_.

                                 ADVANCED PLANT PHARMACEUTICALS, INC.


                                 By:_______________________________
                                    David Lieberman, President and Secretary




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